UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2023
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Exact name of registrants as specified in
Commission	their charters, address of principal executive			IRS Employer
File Number	offices and registrants' telephone number			Identification Number
1-14465	IDACORP, Inc.			82-0505802
1221 W. Idaho Street
	Boise,	Idaho	83702-5627
	(208)	338-2200
State or Other Jurisdiction of Incorporation:			Idaho
Former name or former address, if changed since last report:			None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2023, IDACORP, Inc. ("IDACORP”) entered into a forward sale agreement (the “Forward Sale Agreement”) with Morgan Stanley & Co. LLC (the “Forward Counterparty”), relating to an aggregate of 2,801,724 shares (the “Forward Shares”) of IDACORP’s common stock, without par value (the “Common Stock”), to be borrowed from third parties and sold by the Forward Counterparty to the Underwriters (defined below). On November 8, 2023, IDACORP entered into an additional forward sale agreement with the Forward Counterparty relating to an aggregate of 420,258 shares of Common Stock (the “Additional Forward Sale Agreement” and, unless the context otherwise requires, the term Forward Sale Agreement as used in this Current Report on Form 8-K includes the Additional Forward Sale Agreement).

On November 7, 2023, IDACORP entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters (the “Underwriters”), and the Forward Counterparty, pursuant to which the Forward Counterparty sold the Forward Shares to the Underwriters. As contemplated by the Forward Sale Agreement, the Forward Counterparty borrowed from third parties all such shares of Common Stock.

The Forward Sale Agreement provides for settlement on a settlement date or dates to be specified at IDACORP’s discretion by November 7, 2024. On a settlement date or dates, if IDACORP decides to physically settle the Forward Sale Agreement, IDACORP will issue shares of Common Stock to the Forward Counterparty at the then-applicable forward sale price. The forward sale price will initially be $90.016 per share, which is the price at which the Underwriters have agreed to buy the shares of Common Stock pursuant to the Underwriting Agreement. The Forward Sale Agreement provides that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the Forward Sale Agreement by amounts related to expected dividends on shares of IDACORP’s Common Stock during the term of the Forward Sale Agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. The forward sale price will also be subject to decrease if the cost to the Forward Counterparty of borrowing the number of shares of IDACORP’s Common Stock underlying the Forward Sale Agreement exceeds a specified amount.

Before the issuance of shares of IDACORP’s Common Stock, if any, upon settlement of the Forward Sale Agreement, IDACORP expects that the shares issuable upon settlement of the Forward Sale Agreement will be reflected in IDACORP’s diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of IDACORP’s Common Stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of IDACORP’s Common Stock that would be issued upon full physical settlement of the Forward Sale Agreement over the number of shares of IDACORP’s Common Stock that could be purchased by IDACORP in the market (based on the average market price of IDACORP’s Common Stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the applicable reporting period). Consequently, IDACORP anticipates there will be no dilutive effect on IDACORP’s earnings per share except during periods when the average market price of shares of IDACORP’s Common Stock is above the applicable adjusted forward sale price, which is initially $90.016 per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of IDACORP’s Common Stock during the term of the Forward Sale Agreement.

However, if IDACORP decides to physically or net share settle the Forward Sale Agreement, delivery of shares of IDACORP’s Common Stock on any physical or net share settlement of the Forward Sale Agreement will result in dilution to IDACORP’s earnings per share.

The Forward Sale Agreement will be physically settled, unless IDACORP elects to settle the Forward Sale Agreement in cash or to net share settle the Forward Sale Agreement (which IDACORP has the right to do, subject to certain conditions). If IDACORP decides to physically settle or net share settle the Forward Sale Agreement, delivery of the shares of Common Stock upon any physical settlement or net share settlement of the Forward Sale Agreement will result in dilution to IDACORP's earnings per share. If IDACORP elects cash or net share settlement for all or a portion of the shares of Common Stock underlying the Forward Sale Agreement, IDACORP would expect the Forward Counterparty or its affiliates to repurchase a number of shares of Common Stock equal to the portion for which IDACORP elects cash or net share settlement in order to satisfy its obligations to return the shares of IDACORP's Common Stock the Forward Counterparty or its affiliates had borrowed in connection with sales of Common Stock in the Offering (as defined below) and, if applicable in connection with net share settlement, to deliver shares of Common Stock to IDACORP. If the market value of Common Stock at the time of such purchase is above the forward sale price at that time, IDACORP will pay or deliver, as the case may be, to the Forward Counterparty under the Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of Common Stock at the time of such purchase is below the forward sale price at that time, the Forward Counterparty will pay or deliver, as the case may be, to IDACORP under the forward sale agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference.

The Forward Counterparty will have the right to accelerate its Forward Sale Agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require IDACORP to physically settle the Forward Sale Agreement on a date specified by the Forward Counterparty if:

•in the good faith, commercially reasonable judgment of the Forward Counterparty, it or its affiliate is unable to hedge its exposure to the transactions contemplated by such Forward Sale Agreement because of the lack of sufficient shares of IDACORP’s Common Stock being made available for borrowing by stock lenders or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•IDACORP declares any dividend or distribution on shares of IDACORP’s Common Stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company or (iii) any other type of securities (other than IDACORP’s Common Stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by the Forward Counterparty;

•certain ownership thresholds applicable to the Forward Counterparty are exceeded;

•an event is announced that, if consummated, would result in an extraordinary event (as defined in each Forward Sale Agreement), including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of IDACORP’s Common Stock (each as more fully described in the Forward Sale Agreement); or

•certain other events of default or termination events occur, including, among other things, any material misrepresentation made by IDACORP in connection with entry into such Forward Sale Agreement, IDACORP’s bankruptcy (except as described below) or certain changes in law (each as more fully described in the Forward Sale Agreement).

The underwriters and/or their affiliates have acted and/or are acting as lenders to, and/or have from time to time performed and/or are performing certain investment banking, advisory, general financing, and commercial banking and other commercial transactions and services for, IDACORP and its subsidiaries for which they have received and in the future may receive customary fees and expenses. For instance, an affiliate of Wells Fargo Securities, LLC serves as a lender and lead arranger and affiliates of BofA Securities, Inc., and MUFG Securities Americas Inc. serve as lenders under IDACORP’s $100 million revolving credit facility.

The foregoing description of the Forward Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forward Sale Agreement and the Additional Forward Sale Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On November 7, 2023, IDACORP entered into the Underwriting Agreement with the Underwriters and the Forward Counterparty with respect to the offering and sale in an underwritten public offering by the Underwriters (the “Offering”) of 2,801,724 shares (the “Offered Shares”) of Common Stock. All of the Offered Shares were borrowed from third parties and sold to the Underwriters by the Forward Counterparty.

On November 8, 2023, the Underwriters exercised in full their option to purchase an additional 420,258 shares of Common Stock pursuant to the Underwriting Agreement. In connection therewith, the Company and the Forward Counterparty entered into the Additional Forward Sale Agreement relating to such number of shares.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Offering has been registered under the Securities Act pursuant to a registration statement on Form S-3 (Registration No. 333-264984) of IDACORP (the “Registration Statement”), and a prospectus supplement dated November 7, 2023, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on November 9, 2023. A legal opinion related to the Registration Statement is also filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being furnished as part of this report.

Exhibit Number	Description

1.1	Underwriting Agreement dated as of November 7, 2023
5.1	Opinion of Perkins Coie LLP
10.1	Forward Sale Agreement between IDACORP, Inc. and Morgan Stanley & Co. LLC dated as of November 7, 2023
10.2	Additional Forward Sale Agreement between IDACORP, Inc. and Morgan Stanley & Co. LLC dated as of November 8, 2023
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  November 9, 2023
IDACORP, INC.
By:   /s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer